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                                                                    Exhibit 10.3

STATEMENT OF AUTHORIZATION PVCP/SPV NO. 001/2001 - ANATEL

     STATEMENT OF AUTHORIZATION FOR THE PERSONAL MOBILE SERVICE, BY AND BETWEEN AGENCIA NACIONAL DE TELECOMUNICACOES (NATIONAL TELECOMMUNICATIONS AGENCY) - ANATEL, AND TNL PCS S.A.

By the present instrument, by and between AGENCIA NACIONAL DE TELECOMUNICACOES (NATIONAL TELECOMMUNICATIONS AGENCY) - ANATEL, henceforth referred to as ANATEL, a public entity, pursuant to the terms of Federal Law (0) 9,472, dated July 16, 1997, the General Telecommunications Law - LGT, CGC/MF tax enrollment no. 02.030.715/0001-12, represented herein by the Chairman of the Board of ANATEL, RENATO NAVARRO GUERREIRO, jointly with Board Member, JOSE LEITE PEREIRA FILHO, as approved by Act No. 15,440, dated March 1, 2001, published in the Official Gazette of the Union on March 2, 2001, and TNL PCS S.A., CNPJ tax enrollment no. 04.164.616/0001-59, represented herein by its Chief Executive Officer, MANOEL HORACIO FRANCISCO DA SILVA, naturalized as a Brazilian, married, a business administrator, identity card no. 3.089.648/IFP/RJ, CPF taxpayer enrollment no. 066.526.978-15, and Executive Officer, ANTONIO ROBERTO PIRES DE LIMA, a Brazilian national, lawyer, divorced, OAB/MG (Brazilian Bar Association/Minas Gerais Branch) no. 22,697, CPF taxpayer enrollment no. 129.290.696-00, henceforth referred-to as the AUTHORIZED PARTY, hereby sign the following STATEMENT OF AUTHORIZATION, Anatel Case No. 53500.001359/2201, which shall be regulated by the norms referred-to herein and by the following clauses:

                                    CHAPTER I
                      REGARDING THE PURPOSE, SCOPE AND TERM

     CLAUSE 1.1 - The purpose of this Statement is the granting of Authorization to explore the private Personal Mobile Service - SMP in Region I of Attachment I of the Public Tendering Notice no. 001/2000/SPV-ANATEL.

     SINGLE PARAGRAPH - The private Personal Mobile Service, in accordance with Anatel Regulations, and especially pursuant to the stipulations in the SMP Regulations and the General SMP Authorizations Plan, is included in the object of this Authorization.

     CLAUSE 1.2 - The Personal Mobile Service is the land mobile telecommunications service of interest to the public, which enables communication between mobile stations and from mobile stations to other stations, pursuant to the stipulations contained in the regulations.

     CLAUSE 1.3 - The AUTHORIZED PARTY holds the right to the industrial exploration of the services providing means, pursuant to the stipulations contained in the regulations, as well as the stipulations contained in articles 154 and 155 of the LGT.

     CLAUSE 1.4 - The SMP exploration authorization shall be valid for an undetermined period of time.

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     CLAUSE 1.5 - The AUTHORIZED PARTY must explore the service with the use of the radio frequency lower bands listed below:

     LOWER BAND "D":
     Mobile Station Transmission:      1710 MHz to 1725 MHz
     Radio Base Stations Transmission: 1805 MHz to 1820 MHz

     CLAUSE 1.6 - The right to use the radio frequencies mentioned in the previous clause shall be valid for a period of 15 (fifteen) years, starting on the date of the signing of this Statement, with an option to extend, once only, for an equal period at a charge.

     PARAGRAPH ONE - The use of the radio frequency shall be granted on a primary basis and shall be restricted to the respective Serving Area.

     PARAGRAPH TWO - The right to use the radio frequency shall be conditional to its efficient and adequate use.

     PARAGRAPH THREE - Anatel may authorize radio frequency sharing if it does not entail hindering interference or impose limitations on the providing of the SMP.

     CLAUSE 1.7 - In order to extend the right to use the radio frequencies associated with this Authorization, the AUTHORIZED PARTY shall pay, every two years during the extension period, a charge corresponding to 2% (two percent) of its income from the SMP, net of taxes and social charges, for the previous year.

     PARAGRAPH ONE - The net income resulting from the application of the Basic and Alternative Service Plans, the object of the present Authorization, shall be considered when calculating the amount mentioned in the header of this Clause.

     PARAGRAPH TWO - The percentage referred-to in the header of this Clause shall always be calculated in relation to the net income after taxes and applicable charges, determined between January and December of the previous year and obtained from the financial statement produced according to the basic accounting standards approved by the AUTHORIZED PARTY's Administration, and audited by independent auditors, and the payment shall be due on the 30th (thirtieth) of April of the year subsequent to the year of determination for the charge.

     PARAGRAPH THREE - The first installment of the charge shall be due on the 30th (thirtieth) of April of 2018, calculated based on the net income determined for the period of January 1st to December 31st, 2017, and the subsequent installments shall be due every twenty-four months, based on the income of the previous year.

     PARAGRAPH FOUR - Any delay in the payment of the charge contemplated in this Clause shall entail the charging of a delay fine of 0.33% (zero point three, three percent) per day, up to a limit of 10% (ten percent), with the added SELIC rate (Special System for Settlement and Custody) for Federal Bonds, to be applied on the debt amount considering the number of days the payment is past due.


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     CLAUSE 1.8 - The request to extend the right to use the radio frequency shall be sent to Anatel a maximum of four years and a minimum of three years before the expiry of the original term.

     SINGLE PARAGRAPH - The above request shall only be denied if the requesting party is not making rational and adequate use of the radio frequencies, if it has committed repeat violations in its activities or if the intended use of the radio frequency must be modified.

     CLAUSE 1.9 - Anatel is hereby authorized to begin a new SMP exploration authorization granting process in the event that the aforementioned request for an extension is not submitted at least 24 (twenty-four) months prior to the expiry of the original term.

                                   CHAPTER II
                         REGARDING THE AUTHORIZATION FEE

     CLAUSE 2.1 - The Authorization Fee for the exploration of the SMP in Region I is R$ 1,102,007,000.00 (one billion, one hundred and two million, seven thousand Reals), basic for February 1, 2001, to be paid as follows:

     I - 50% (fifty percent) of this amount, corresponding to R$ 551,003,500.00 (five hundred and fifty-one million, three thousand, five hundred Reals), shall be paid on the date of the signing of the Statement of Authorization, and the amount to be paid shall be indexed according to the IGP-DI (General Price Index
- Interval Availability) published by the Getulio Vargas Foundation, from the date of the delivery of the Identification Documents, Price Proposals and the Certification Documentation to the actual payment date if the payment is made 12 (twelve) months after the delivery of the Identification Documents, Price Proposals and the Certification Documentation.

     II - The 50% (fifty percent) balance corresponding to R$ 551,003,500.00 (five hundred and fifty-one million, three thousand, five hundred Reals), shall be paid within 12 months of the signing of the Statement of Authorization, and the amount to be paid shall be indexed according to the IGP-DI (General Price Index - Interval Availability) published by the Getulio Vargas Foundation, from the date of the delivery of the Identification Documents, Price Proposals and the Certification Documentation to the actual payment date if the payment is made 12 (twelve) months after the delivery of the Identification Documents, Price Proposals and the Certification Documentation, plus 1% (one percent) interest per month, on the indexed value, from the date of the signing of the Statement of Authorization.

     PARAGRAPH ONE - The delayed payment of the amount contemplated in his clause will entail the charging of a delay fine of 0.33% (zero point three, three percent) per day, up to a limit of 10% (ten percent), with the added SELIC rate (Special System for Settlement and Custody) for Federal Bonds, to be applied on the debt amount considering the number of days the payment is past due.

     PARAGRAPH TWO - The non-payment of the amount stipulated in this clause will entail the forfeiture of the Authorization, regardless of the application of the other contemplated sanctions.


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     CLAUSE 2.2 - (Impaired).

     CLAUSE 2.3 - (Impaired).

                                   CHAPTER III
            REGARDING THE SERVICE PROVIDING MODE, FORM AND CONDITIONS

     CLAUSE 3.1 - The AUTHORIZED PARTY commits itself to provide the service, the object of this Authorization, in order to completely fulfill the obligations inherent to the service rendered under the private regime, according to the criteria, formulae and parameters defined in this Statement of Authorization.

     SINGLE PARAGRAPH - The non-fulfillment of the obligations regarding the object of this Statement of Authorization will entail the application of the sanctions contemplated herein and allow for the temporary suspension by Anatel, and, if necessary, the forfeiture of the Authorization shall be decreed, pursuant to art. 137 of the LGT.

     CLAUSE 3.2 - The AUTHORIZED PARTY shall explore the service, the object of this Authorization, at its own expense and risk, within the system of wide and fair competition established in the LGT, and it will be remunerated by the charged prices, pursuant to the stipulations in this Statement of Authorization.

     PARAGRAPH ONE - The AUTHORIZED PARTY will have no right to any kind of exclusivity or any type of guarantee of economic and financial balance, and it may not claim rights regarding the admission of new carriers.

     PARAGRAPH TWO - The AUTHORIZED PARTY shall not have the acquired right to uphold the conditions in effect because of this Authorization or the beginning of the activities, and it must comply with any new conditions established by law and the regulations.

     PARAGRAPH THREE - The norms shall allow enough time to adapt to the new conditions.

     CLAUSE 3.3 - The AUTHORIZED PARTY may only start the commercial service operations after December 31, 2001.

     PARAGRAPH ONE - The stipulation contained in item 1.3.1 of Public Tendering Notice No. 001/2000/SPV-ANATEL, in the part regarding Lower Band "C", is hereby impaired, and the Special Public Tendering Commission declared its public tendering process in the Regions I, II and III, specified in the relevant Attachment I, as unsatisfactory, and it was ratified by Anatel's Board of Directors, pursuant to the terms of Instruction no. 19/2001-CD, dated February 8, 2001, an integral part of this instrument.

     PARAGRAPH TWO - It will be considered that the providing of the SMP has begun when there is the regular offer of services to users and the existence of a Subscription Agreement.


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     CLAUSE 3.4 - The AUTHORIZED PARTY may only begin the operations regarding the providing of the SMP in the area corresponding to the states of Amazonas, Roraima, Amapa, Para and Maranhao after December 31, 2001.

     CLAUSE 3.5 - The AUTHORIZED PARTY must maintain free access for public emergency services as established in the regulations.

     CLAUSE 3.6 - The AUTHORIZED PARTY must ensure its users' freedom to choose their STFC carriers for their Long Distance calls, pursuant to the stipulations in the SMP regulations.

     CLAUSE 3.7 - Any alterations in the control of the AUTHORIZED PARTY shall be subject to control by Anatel for the purpose of verifying the essential conditions needed for the granting and maintenance of the authorization, pursuant to the regulations.

     PARAGRAPH ONE - The conditions contemplated in art. 7 of the General SMP Authorizations Plan, in art. 10, paragraph two of the PGO and in art. 133 of the LGT are essential to the granting and maintenance of the authorization.

     PARAGRAPH TWO - The transfer of the Statement of Authorization shall be subject to approval by Anatel, pursuant to the stipulations contained in paragraph two of art. 136 of the LGT.

     CLAUSE 3.8 - The AUTHORIZED PARTY shall freely establish the prices to be charged in the providing of the SMP, and shall define Service Plans with structures, forms, criteria and fees that must be reasonable and undiscriminating, and may vary depending on the technical characteristics, specific costs and the utilities offered to the users, as defined in the SMP regulations.

                                   CHAPTER IV
                         REGARDING COVERAGE COMMITMENTS

     CLAUSE 4.1 - The AUTHORIZED PARTY commits itself to:

     I - hold an area of coverage equal to 50% (fifty percent) of the urban area in 50 % (fifty percent) of the State capitals, municipalities with more than 500,000 (five hundred thousand) residents, and in Region I, as well as in the Federal District, by 12 (twelve) months after signing the present Statement Authorization;

     II - serve the State capitals, municipalities with more than 500,000 (five hundred thousand) residents, and in Region I, as well as the Federal District, by 24 (twenty-four) months after the signing of the present Statement of Authorization;

     III - hold an area of coverage equal to at least 50% (fifty percent) of the urban area in 50% (fifty percent) of the municipalities with more than 200,000 (two hundred thousand residents, by 36 (thirty-six) months after the signing the present Statement of Authorization;


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     IV - serve the municipalities with more than 200,000 (two hundred thousand residents, by 48 (forty-eight) months after the signing the present Statement of Authorization; and

     V - serve the municipalities with more than 100,000 (one hundred thousand residents, by 60 (sixty) months after the signing the present Statement of Authorization.

     CLAUSE 4.2 - It will be considered that a location is being served when the area of coverage includes at least 80% (eighty percent) of the urban area.

     CLAUSE 4.3 - The non-fulfillment of the commitments will subject the AUTHORIZED PARTY to the sanctions contemplated in this Statement of Authorization and in the regulations, and may result in the termination of the authorization.

     CLAUSE 4.4 - The locations that are the object of the commitments contemplated in 4.1 shall be defined taking into consideration the Population estimates for States and Municipalities, dated July 1, 2000, published by the IBGE by means of Resolution No. 09, dated August 8, 2000.

                                    CHAPTER V
                      REGARDING THE QUALITY OF THE SERVICE

     CLAUSE 5.1 - The adequate quality of the service provided by the AUTHORIZED PARTY is a presupposition of this Authorization, and is considered to be the service that satisfies the conditions of regularity, efficiency, security, generality and courtesy, as well as being up-to-date.

     PARAGRAPH ONE - The regularity will be characterized by the continuous exploration of the service in strict compliance with the stipulations in the norms established by Anatel.

     PARAGRAPH TWO - The efficiency shall be characterized by the achievement and upholding of the parameters described in this Statement of Authorization and by the serving of the user within the deadlines contemplated in this Statement of Authorization.

     PARAGRAPH THREE - The security in the exploration of the service will be characterized by the confidentiality of the data regarding the users' use of the service, as well as the full preservation of the secrecy of the information transmitted within the scope of its exploration.

     PARAGRAPH FOUR - The currentness shall be characterized by the modernity of the equipment, the facilities and the service exploration techniques, with the absorption of the technological advances that definitively benefit the users, pursuant to the stipulations contained in this Statement of Authorization.

     PARAGRAPH FIVE - The generality will be characterized by the indiscriminate providing of the service to any and all users, and the AUTHORIZED PARTY commits itself to provide the service to whomever requests it, according to the regulations.


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     PARAGRAPH SIX - The courtesy shall be characterized by the respectful and immediate serving of all the authorized service users, as well as the compliance with the obligations to readily and politely inform and serve all, users or not, who request information, action or any other type of petition, from the AUTHORIZED PARTY, pursuant to the stipulations of the present Statement of Authorization.

     CLAUSE 5.2 - The AUTHORIZED PARTY must meet all the quality goals set in the General SMP Quality Target Plan - PGMQ-SMP.

     CLAUSE 5.3 - The exploration of the authorized service may only be suspended in compliance with the SMP Regulations, established by Anatel.

                                   CHAPTER VI
                          REGARDING THE NUMBERING PLAN

     CLAUSE 6.1 - The AUTHORIZED PARTY commits itself to obey the Numbering Regulations established by Anatel, and it must ensure the subscribing member the portability of the access codes in accordance with the regulations.

                                   CHAPTER VII
                         REGARDING THE BILLING OF USERS

     CLAUSE 7.1 - The AUTHORIZED PARTY must establish the amount, form of measurement and the billing criteria for the provided services based on the stipulations contained in the SMP Regulations.

                                  CHAPTER VIII
                REGARDING THE RIGHTS AND LIABILITIES OF THE USERS

     CLAUSE 8.1 - The rights and liabilities of the users are those established in the LGT and the regulations, with no prejudice to the rights contemplated in Law no. 8,078, dated September 11, 1990, in the cases that this law regulates, or to those described in the SMP providing agreements.

                                   CHAPTER IX
          REGARDING THE RIGHTS AND LIABILITIES OF THE AUTHORIZED PARTY

     CLAUSE 9.1 - The rights and obligations of the AUTHORIZED PARTY are those established in the LGT and in the regulations.

     CLAUSE 9.2 - The AUTHORIZED PARTY commits itself to consider offers from independent suppliers, including domestic suppliers, in the engaging of services and the acquisition of equipment and materials connected to the object of this Statement of Authorization, and it shall base its decisions regarding said offers, on the meeting of the objective criteria regarding price, delivery conditions and technical specifications, established in the applicable regulations.


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     SINGLE PARAGRAPH - The procedures stipulated in the Regulations regarding the Procedures for Material and Equipment Acquisition and Service Engagement by Telecommunications Carriers, approved by Anatel Resolution No. 155, dated August 5, 1999.

                                    CHAPTER X
              REGARDING THE LIABILITIES AND PREROGATIVES OF ANATEL

     CLAUSE 10.1 - In addition to the other prerogatives inherent to its functions as a regulatory agency and the other liabilities resulting from this Statement of Authorization, it shall be Anatel's responsibility to:

     I - oversee and control the exploration of the service in the aim of complying with the regulations;

     II - regulate the exploration of the authorized service;

     III - apply the sanctions contemplated in service regulations and specifically in this Statement of Authorization;

     IV - work to ensure the good quality of the service, and to receive, verify and solve the users' claims and complaints, informing them within 90 (ninety) days of the measures taken to repress any violations of their rights;

     V - declare the authorization to be extinct in those cases contemplated in the LGT;

     VI - work to guarantee interconnection, solving any pending issues that may arise between the AUTHORIZED PARTY and other carriers;

     VII - permanently follow the relationship between the AUTHORIZED PARTY and the other carriers, settling any conflicts that may arise;

     VIII - restrain any conduct by the AUTHORIZED PARTY that is contrary to the system of competition, respecting the jurisdiction of the CADE, the regulations and especially the stipulations in Clauses 10.2 and 10.3 of this Chapter;

     IX - exercise the service control and inspection activities pursuant to the stipulations in this Statement of Authorization; and

     X - collect the fees regarding FISTEL (Telecommunications Control Fund), adopting the measures contemplated in the legislation.

     CLAUSE 10.2 - Anatel may establish an Administrative Procedure for Default on Obligation (PADO) for the purpose of determining whether there are untruths or unfounded allegations in the conditions the AUTHORIZED PARTY has declared with regards to not holding controlling interest in other companies, or regarding other prohibitions that prevent economic concentration, whenever there is evidence that a legal entity that is a SMP carrier is being influenced by the AUTHORIZED PARTY, its affiliates, controlled companies or parent companies, pursuant to the terms of the Regulations Regarding the Determination of Control and


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the Transfer of Control in Telecommunications Carrier Companies, approved by
Anatel Resolution No. 101, dated February 4, 1999.

     PARAGRAPH ONE - Following the procedure contemplated in this Clause, any proof of the existence of any situation that characterizes untruth or unfounded allegations in the conditions the AUTHORIZED PARTY has declared will entail the cancellation of this Authorization, pursuant to the terms of art, 139 of the LGT.

     CLAUSE 10.3 - Anatel may also establish an administrative procedure for the purpose of determining a violation against economic order as contemplated in Law no. 8,884/94.

                                   CHAPTER XI
                              REGARDING ENFORCEMENT

     CLAUSE 11.1 - Anatel will oversee and inspect the services in order to ensure the fulfillment of the commitments made in this Statement of Authorization.

     PARAGRAPH ONE - Anatel's enforcement will include inspecting and overseeing the AUTHORIZED PARTY's activities, equipment and facilities, requiring full access to all the AUTHORIZED PARTY's data and information, or to that of third parties.

     PARAGRAPH TWO - The information collected during the enforcement activities will be published in the Library, with the exception of those that, by request of the AUTHORIZED PARTY, are considered by Anatel to be confidential in nature.

     PARAGRAPH THREE - The information considered confidential according to the terms of the previous paragraph, shall only be used in procedures correlated to the present Statement of Authorization, and Anatel, or any party appointed by it, will answer for any wide or restricted publicizing of said information outside the scope of this use.

     CLAUSE 11.2 - The AUTHORIZED PARTY, through its appointed representative, may follow any and all Anatel enforcement activities but it may not obstruct or prevent said enforcement, under penalty of the sanctions contemplated in the regulations.

                                   CHAPTER XII
                  REGARDING THE TELECOMMUNICATIONS NETWORKS AND
                             VISITING CARRIER ACCESS

     CLAUSE 12.1 - With regards to the implantation and operation of the Telecommunications Networks intended to support the providing of the SMP, the AUTHORIZED PARTY must comply with the regulations, especially with the Telecommunications Service Regulations, edited by Resolution No. 73, dated November 25, 1998; with the General Interconnection Regulations, approved by Resolution No. 40, dated July 23, 1998; and with the SMP regulations.

     CLAUSE 12.2 - Remuneration for the use of the networks shall be agreed upon between the AUTHORIZED PARTY and the other telecommunications carriers, pursuant
o art. 152 of the LGT and the SMP regulations.


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                                  CHAPTER XIII
                             REGARDING THE SANCTIONS

     CLAUSE 13.1 - The AUTHORIZED PARTY is hereby subject to enforcement by Anatel, pursuant to the applicable legal provisions and regulations, and must render account pursuant to the SMP regulations, allowing Anatel free access to its technical resources and accounting records upon request.

     CLAUSE 13.2 - The default on conditions or commitments made regarding the authorization shall subject the AUTHORIZED PARTY to warning, fine, temporary suspension or forfeiture sanctions pursuant to the SMP regulations.

                                   CHAPTER XIV
                 REGARDING THE TERMINATION OF THE AUTHORIZATION

     CLAUSE 14.1 - The authorization will be considered terminated by revocation, failure, waiver or cancellation, pursuant to articles 138 to 144 of the LGT, and in accordance with the procedures contained in the regulations.

     SINGLE PARAGRAPH - The declaration of extinction shall not annul the application of the suitable sanctions, according to the stipulations in this Statement of Authorization as a result of violations committed by the AUTHORIZED PARTY.

                                   CHAPTER XV
             REGARDING THE LEGAL SYSTEM AND THE APPLICABLE DOCUMENTS

     CLAUSE 15.1 - The LGT and the regulations deriving therefrom regulate the present Authorization, with no prejudice to the remaining norms in the Brazilian legal system.

     CLAUSE 15.2 - In exploring the service authorized herein, Anatel's regulations, an integral part of this Statement of Authorization, especially the documents regarding the SMP Regulations, must be followed.

     CLAUSE 15.3 - The Public Tendering Notice No. 001/2000/SPV-ANATEL, its attachments, and the consultations and replies to the public notice, are part of this Statement of Authorization, as if they were transcribed herein.

     CLAUSE 15.4 - The general rules of hermeneutics and the norms and principles contained in the LGT, in addition to the documents referred-to in this chapter, must be taken into account when interpreting the norms and provisions contained in this Statement of Authorization.

                                   CHAPTER XVI
                           REGARDING THE JURISDICTION

     CLAUSE 16.1 - Any issues deriving from the present Statement of Authorization shall be settled in the court of the jurisdiction of the Judiciary Section of the Brasilia Federal Court System in the Federal District.


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

                                  CHAPTER XVII
                         REGARDING THE FINAL PROVISIONS

     CLAUSE 17.1 - This Statement of Authorization shall become effective on the date of the publication of its excerpt in the Official Gazette of the Union.

     The parties hereby acknowledge their understanding of the provisions and conditions contained in this Statement of Authorization, and sign it in 03 (three), equal in content and form, in the presence of the undersigned witnesses in order for it to produce the desired legal effects.

Brasilia, March 12, 2001.

For Anatel:


-------------------------------------   ----------------------------------------
RENATO NAVARRO GUEIRREIRO               JOSE LEITE PEREIRA FILHO
Chairman of the Board                   Board Member

For the AUTHORIZED PARTY:


-------------------------------------   ----------------------------------------
MANOEL HORACIO F. DA SILVA              ANTONIO ROBERTO P. DE LIMA
Chief Executive Officer                 Executive Officer

Witnesses:


-------------------------------------   ----------------------------------------
Luis Roberto Luz                        Andre Gustavo R. Rosa
CREA/RJ No. 81-1-02929-D                OAB/DF-15733


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